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                                                                   EXHIBIT 11.01
                    GRAFF PAY-PER-VIEW INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                                  (UNAUDITED)
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                                              1995          1994
                                        ---------------------------

PRIMARY
-------

NET INCOME                                  ($647,436)  $ 1,183,758
                                        ---------------------------

WEIGHTED AVERAGE NUMBER OF COMMON          11,712,884    10,329,014
 SHARES OUTSTANDING

ISSUED COMMON SHARES ASSUMING THAT
 WARRANTS AND OPTIONS OUTSTANDING           2,470,043     2,690,299
 AT THE END OF THE PERIOD WERE
 EXERCISED

COMMON SHARES ASSUMED TO BE REPURCHASED
 WITH PROCEEDS FROM THE EXERCISE OF
 WARRANTS AND OPTIONS SUBJECT TO           (1,433,818)   (1,172,859)   /2/
 20% LIMITATION UNDER THE MODIFIED
 TREASURY STOCK METHOD
                                        ---------------------------

WEIGHTED AVERAGE NUMBER OF COMMON          12,749,109    11,846,454    /1/
 SHARES AND EQUIVALENTS OUTSTANDING
                                        ===========================

EARNINGS PER SHARE                             ($0.05)  $      0.10
                                        ===========================

NOTES TO PRIMARY EARNINGS PER SHARE
----------------------------------------
(1)  REPRESENTS THE NUMBER OF COMMON
     SHARES OUTSTANDING AT THE END OF
     THE PERIOD IN CONNECTION WITH THE
     MODIFIED TREASURY STOCK METHOD
(2)  THE COMMON SHARES ASSUMED TO BE
     REPURCHASED UNDER THE MODIFIED
     TREASURY METHOD ARE AS FOLLOWS:

     AVERAGE PRICE PER COMMON SHARE       $      9.76   $      8.13
      DURING  THE  PERIOD
                                        ===========================

     PROCEEDS FROM EXERCISE OF OPTIONS    $13,994,065   $ 9,535,346
      AND WARRANTS
                                        ===========================

COMMON SHARES REPURCHASED                   1,433,818     1,172,859    /2/
                                        ===========================
FULLY DILUTED:
--------------

NET INCOME                                              $ 1,714,864
                                                     --------------

WEIGHTED AVERAGE NUMBER OF COMMON                        10,329,014
 SHARES OUTSTANDING

ISSUED COMMON SHARES ASSUMING THAT
 WARRANTS AND OPTIONS OUTSTANDING AT                      2,733,829
 THE END OF THE PERIOD WERE EXERCISED AND
 CONVERTED

COMMON SHARES ASSUMED TO BE REPURCHASED
 WITH PROCEEDS FROM THE EXERCISE OF
 WARRANTS AND OPTIONS SUBJECT TO
 20% LIMITATION UNDER THE MODIFIED
 TREASURY STOCK METHOD                                   (1,044,969)   /2/
                                                     --------------

WEIGHTED AVERAGE NUMBER OF COMMON                        12,017,874    /1/
 SHARES AND EQUIVALENTS OUTSTANDING
                                                     ==============

EARNINGS PER SHARE                                      $      0.10
                                                     ==============

NOTES TO FULLY DILUTED EARNINGS PER
 SHARE
----------------------------------------
(1)  REPRESENTS THE NUMBER OF COMMON
      SHARES OUTSTANDING AT THE END OF THE
      PERIO IN CONNECTION WITH THE
      MODIFIED TREASURY STOCK METHOD
(2)  THE COMMON SHARES ASSUMED TO BE
      REPURCHASED UNDER THE MODIFIED TREASURY
      METHOD ARE AS FOLLOWS:

AVERAGE PRICE PER COMMON SHARE                          $      9.13
                                                     ==============

PROCEEDS FROM EXERCISE OF OPTIONS AND                   $ 9,535,346
 WARRANTS
                                                     ==============

COMMON SHARES REPURCHASED                                 1,044,969
                                                     ==============
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